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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VALMONT INDUSTRIES, INC.
and Additional Subsidiary Guarantor Registrants
(See Table of Additional Registrants Below)
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	47-0351813 (I.R.S. Employer Identification Number)

One Valmont Plaza
Omaha, Nebraska 68154-5215
(402) 963-1000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Terry J. McClain
Senior Vice President and Chief Financial Officer
Valmont Industries, Inc.
One Valmont Plaza
Omaha, Nebraska 68154-5215
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

David L. Hefflinger
Guy Lawson
McGrath North Mullin & Kratz, PC LLO
Suite 3700 First National Tower
1601 Dodge Street
Omaha, Nebraska 68102

          Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.    ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

 ADDITIONAL REGISTRANTS

        Each of the following subsidiaries of Valmont Industries, Inc. that becomes a guarantor of certain of the securities registered hereby, is hereby deemed a registrant.

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices
Valmont Coatings, Inc.	Delaware	52-2196620	*
PiRod, Inc.	Delaware	35-1990084	*
Valmont Newmark, Inc.	Delaware	36-3061181	*
Valmont Queensland Pty Ltd	Australian Corporation		*
Valmont Group Pty Ltd	Australian Corporation		*

*
c/o Valmont Industries, Inc., One Valmont Plaza, Omaha, Nebraska 68154, (402) 963-1000

 EXPLANATORY NOTE

        This is a post-effective amendment of the registration statement on Form S-3 of Valmont Industries, Inc. (filed on April 7, 2010) (the "Registration Statement"). This post-effective amendment to the Registration Statement is being filed solely to include the consent of Deloitte LLP as an Exhibit 23.2 thereto. No other changes are being made to the Registration Statement or exhibits thereto.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth the costs and expenses to be borne by the Registrant in connection with the offerings described in this Registration Statement.

Registration fee	$	*
Transfer Agent and Trustee fees and expenses	$	**
Printing	$	**
Accounting fees and expenses	$	**
Legal fees and expenses	$	**
Rating agency fees	$	**
Miscellaneous	$	**

Total	$	**

*
Omitted because the registration fee is being deferred pursuant to Rule 456(b).

**
Not presently known.

Item 15.    Indemnification of Directors and Officers

        Pursuant to Article VIII of the Restated Certificate of Incorporation of Valmont, Valmont shall, to the extent required, and may, to the extent permitted, by Section 102 and Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify and reimburse all persons whom it may indemnify and reimburse pursuant thereto. No director shall be liable to Valmont or its stockholders for monetary damages for breach of fiduciary duty as a director. However, a director shall continue to be liable for (1) any breach of a director's duty of loyalty to Valmont or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) paying a dividend or approving a stock repurchase which would violate Section 174 of the General Corporation Law of the State of Delaware; or (4) any transaction from which the director derived an improper personal benefit.

        The By-Laws of Valmont provide for indemnification of Valmont officers and directors against all expenses, liabilities or losses reasonably incurred or suffered by the officer or director, including liability arising under the Securities Act of 1933, to the extent legally permissible under Section 145 of the General Corporation Law of the State of Delaware where any such person was, is, or is threatened to be made a party to or is involved in any action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact such person was serving Valmont in such capacity. Generally, under Delaware law, indemnification will only be available where an officer or director can establish that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Valmont.

        Valmont also maintains a director and officer insurance policy which insures the officers and directors of Valmont and its subsidiaries against damages, judgments, settlements and costs incurred by reason of certain wrongful acts committed by such persons in their capacities as officers and directors.

Item 16.    Exhibits

        The following is a list of all exhibits filed as a part of this registration statement on Form S-3, including those incorporated herein by reference.

Exhibit No.		Document
1.1	*	Form of Underwriting Agreement

3.1		The Company's Restated Certificate of Incorporation, as amended. This document was filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 28, 2009 and is incorporated herein by this reference.

3.2		The Company's By-Laws, as amended. This document was filed as Exhibit 3.1 to the Company's Current Report on Form 8-K dated December 16, 2007, and is incorporated herein by this reference.

4.1	**	Form of Senior Debt Indenture

4.2	*	Form of Senior Debt Security

5.1	**	Opinion of McGrath North Mullin & Kratz, PC LLO

12.1	**	Statement regarding computation of Ratio of Earnings to Fixed Charges

23.1	**	Consent of Deloitte & Touche LLP

23.2		Consent of Deloitte LLP

23.3	**	Consent of McGrath North Mullin & Kratz, PC LLO (included in Exhibit 5.1)

24	**	Powers of Attorney

25.1	**	Statement of Eligibility on Form T-1 for Senior Debt Indenture

*
To be filed by amendment or as an exhibit to a Current Report on Form 8-K.

**
Previously filed.

Item 17.    Undertakings

(a)
The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

        The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Valmont Industries, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment of Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on the 7th day of April, 2010.

Valmont Industries, Inc.
By:	/s/ MOGENS C. BAY
	Name:	Mogens C. Bay
	Title:	Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment of Registration Statement has been signed by the following persons in the capacities on the 7th day of April, 2010.

Signature	Title	Date

/s/ MOGENS C. BAY Mogens C. Bay	Director, Chairman and Chief Executive Officer (Principal Executive Officer)	April 7, 2010
/s/ TERRY J. MCCLAIN Terry J. McClain	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	April 7, 2010
/s/ MARK C. JAKSICH Mark C. Jaksich	Vice President & Controller (Principal Accounting Officer)	April 7, 2010

Walter Scott, Jr.*	Director	Kenneth E. Stinson*	Director
Thomas F. Madison*	Director	Stephen R. Lewis, Jr.*	Director
Glen A. Barton*	Director	K. R. den Daas*	Director
Daniel P. Neary*	Director	Clark Randt*	Director

*
Mogens C. Bay, by signing his name hereto, signs the amendment of Registration Statement on behalf of each of the directors indicated. A Power of Attorney authorizing Mogens C. Bay to sign the amendment of registration statement on Form S-3 on behalf of each of the indicated directors of Valmont Industries, Inc. has been previously filed hereto as an exhibit.

/s/ MOGENS C. BAY Mogens C. Bay Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment of Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on the 7th day of April, 2010.

Valmont Coatings, Inc.
By:	/s/ TERRY J. MCCLAIN
	Name:	Terry J. McClain
	Title:	President

        Pursuant to the requirements of the Securities Act of 1933, this amendment of Registration Statement has been signed by the following persons in the capacities indicated on the 7th day of April, 2010.

Signature	Title

/s/ TERRY J. MCCLAIN Terry J. McClain	President, Chairman, and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
/s/ E. ROBERT MEANEY E. Robert Meaney*	Vice President and Director

*
Terry J. McClain, by signing his name hereto, signs the amendment of Registration Statement on behalf of the indicated director. A Power of Attorney authorizing Terry J. McClain to sign the amendment of Registration Statement on Form S-3 on behalf of the indicated director of Valmont Coatings, Inc. has been previously filed hereto as an exhibit.

/s/ TERRY J. MCCLAIN Terry J. McClain Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment of Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on the 7th day of April, 2010.

PIROD, INC.
By:	/s/ TERRY J. MCCLAIN Terry J. McClain Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this amendment of Registration Statement has been signed by the following persons in the capacities indicated on the 7th day of April, 2010.

Signature	Title

/s/ TERRY J. MCCLAIN Terry J. McClain	Chief Financial Officer, Chairman, and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

E. Robert Meaney*	Secretary and Director
William R. Heiden III*	Director

*
Terry J. McClain, by signing his name hereto, signs the amendment of Registration Statement on behalf of each of the directors indicated. A Power of Attorney authorizing Terry J. McClain to sign the amendment of Registration Statement on Form S-3 on behalf of each of the indicated directors of PiRod, Inc. has been previously filed hereto as an exhibit.

/s/ TERRY J. MCCLAIN Terry J. McClain Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment of Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on the 7th day of April, 2010.

VALMONT NEWMARK, INC.
By:	/s/ TERRY J. MCCLAIN Terry J. McClain Executive Vice President

        Pursuant to the requirements of the Securities Act of 1933, this amendment of Registration Statement has been signed by the following persons in the capacities indicated on the 7th day of April, 2010.

Signature	Title

/s/ TERRY J. MCCLAIN Terry J. McClain	Executive Vice President, Chairman, and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

E. Robert Meaney*	Secretary and Director

*
Terry J. McClain, by signing his name hereto, signs the amendment of Registration Statement on behalf of the indicated director. A Power of Attorney authorizing Terry J. McClain to sign the amendment of Registration Statement on Form S-3 on behalf of the indicated director of Valmont Newmark, Inc. has been previously filed hereto as an exhibit.

/s/ TERRY J. MCCLAIN Terry J. McClain Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment of Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on the 7th day of April, 2010.

VALMONT GROUP PTY LTD
By:	/s/ BRIAN JAMES DESIGIO Brian James Desigio Director

        Pursuant to the requirements of the Securities Act of 1933, this amendment of Registration Statement has been signed by the following persons in the capacities indicated on the 7th day of April, 2010.

Signature	Title

/s/ BRIAN JAMES DESIGIO Brian James Desigio	Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

E. Robert Meaney*	Director
Mark Jaksich*	Director
Roger Andrew Massey*	Director
Derrill Phillip Meagher*	Director

*
Terry J. McClain, by signing his name hereto, signs the amendment of Registration Statement on behalf of each of the directors indicated. A Power of Attorney authorizing Terry J. McClain to sign the amendment of Registration Statement on Form S-3 on behalf of each of the indicated directors of Valmont Group Pty Ltd has been previously filed hereto as an exhibit.

/s/ TERRY J. MCCLAIN Terry J. McClain Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment of Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on the 7th day of April, 2010.

VALMONT QUEENSLAND PTY LTD
By:	/s/ BRIAN JAMES DESIGIO Brian James Desigio Director

        Pursuant to the requirements of the Securities Act of 1933, this amendment of Registration Statement has been signed by the following persons in the capacities indicated on the 7th day of April, 2010.

Signature	Title

/s/ BRIAN JAMES DESIGIO Brian James Desigio	Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

E. Robert Meaney*	Director
Mark Jaksich*	Director
Roger Andrew Massey*	Director
Derrill Phillip Meagher*	Director

*
Terry J. McClain, by signing his name hereto, signs the amendment of Registration Statement on behalf of each of the directors indicated. A Power of Attorney authorizing Terry J. McClain to sign the amendment of Registration Statement on Form S-3 on behalf of each of the indicated directors of Valmont Queensland Pty Ltd has been previously filed hereto as an exhibit.

/s/ TERRY J. MCCLAIN Terry J. McClain Attorney-in-Fact

 EXHIBIT INDEX

Exhibit No.		Document
1.1	*	Form of Underwriting Agreement

3.1		The Company's Restated Certificate of Incorporation, as amended. This document was filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 28, 2009 and is incorporated herein by this reference.

3.2		The Company's By-Laws, as amended. This document was filed as Exhibit 3.1 to the Company's Current Report on Form 8-K dated December 16, 2007, and is incorporated herein by this reference.

4.1**		Form of Senior Debt Indenture

4.2*		Form of Senior Debt Security

5.1**		Opinion of McGrath North Mullin & Kratz, PC LLO

12.1**		Statement regarding computation of Ratio of Earnings to Fixed Charges

23.1**		Consent of Deloitte & Touche LLP

23.2		Consent of Deloitte LLP

23.3**		Consent of McGrath North Mullin & Kratz, PC LLO (included in Exhibit 5.1)

24**		Powers of Attorney

25.1**		Statement of Eligibility on Form T-1 for Senior Debt Indenture

*
To be filed by amendment or as an exhibit to a Current Report on Form 8-K.

**
Previously filed.

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ADDITIONAL REGISTRANTS
EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution
  Item 15. Indemnification of Directors and Officers
  Item 16. Exhibits
  Item 17. Undertakings
SIGNATURES
EXHIBIT INDEX